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Lester R. Woodward
(303) 892-7392






                                 August 24, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

            Re:  Financial Investors Trust (the "Trust"); Amendment to Form N-1A

Dear Ladies and Gentlemen:

          Accompanying this letter for filing on behalf of the above-referenced Trust under Rule 485(b) of the Securities Act of 1933, as amended, is Post-Effective Amendment No. 13 to the Trust's Registration Statement on Form N-1A. This filing reflects non-material changes which the Registrant deems appropriate.

          The Trust is filing this Amendment pursuant to Rule 485(b) under the 1933 Act, to become effective upon filing. Pursuant to Rule 485(e) under the 1933 Act, we hereby confirm that this firm has reviewed the enclosed Amendment and that the Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

          We hereby consent to this firm being named in the prospectuses included in the Registration Statement as counsel to the registrant.

                                        Very truly yours,




                                        Lester R. Woodward
                                                for
               DAVIS, GRAHAM & STUBBS LLP